EXHIBIT 99.1

[GRAPHIC OMITTED]
  TOMPKINS
   TRUSTCO INC.

                                                   For more information contact:
                                                 James J. Byrnes, Chairman & CEO
                                                      James W. Fulmer, President
                                                          Francis M. Fetsko, CFO
                                             Tompkins Trustco, Inc. 607.273.3210


For Immediate Release

Wednesday, July 19, 2006

Tompkins Trustco announces Stock Repurchase Program

ITHACA, NY - Tompkins Trustco, Inc. (AMEX: TMP)

Tompkins Trustco, Inc. announced today that its Board of Directors has authorized the repurchase of up to 450,000 shares of the Company's outstanding common stock. Purchases may be made on the open market or in privately negotiated transactions, over the next 24 months. This share repurchase program replaces a program that was previously approved by the Company's Board of Directors in July 2004, and expired this month. Over the life of the program approved in 2004, the Company repurchased 175,924 shares.

Tompkins Trustco, Inc. is a financial holding company, headquartered in Ithaca, NY. The Company is the parent for Tompkins Trust Company, The Bank of Castile, Mahopac National Bank, Tompkins Insurance Agencies, Inc. and AM&M Financial Services, Inc.

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